UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 17, 2014

CHOICE HOTELS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13393	52-1209792
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1 Choice Circle, Suite 400, Rockville, Maryland	20850
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 592-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On March 17, 2014, Choice Hotels International, Inc. (the “Company”) entered into an Underwriting Agreement (the “Agreement”) by and among the Company, Deutsche Bank Securities Inc. (the “Underwriter”) and the selling stockholders listed on Schedule I thereto (the “Selling Stockholders”), relating to the offer and sale by the Selling Stockholders of 3,000,000 shares of the Company’s common stock (the “Shares”), par value $0.01 per share (the “Offering”). Pursuant to the Agreement, the Selling Stockholders also granted the Underwriter a 30-day option to purchase up to an additional 450,000 Shares. Pursuant to the Agreement, the Selling Stockholders agreed to sell the Shares to the Underwriter at a price per share of $46.65 per share. All of the Shares in the Offering are being sold by the Selling Stockholders. The Company will not receive any proceeds from the sale of the Shares in the Offering.

The Offering is being made pursuant to a shelf registration statement the Company filed with the Securities and Exchange Commission that became effective on February 25, 2014 (File No. 333-194128). The closing of the Offering of the 3,000,000 Shares took place on March 21, 2014. A copy of the Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K.

Hogan Lovells US LLP, counsel to the Company, has issued an opinion to the Company, dated March 21, 2014, regarding the validity of the Shares. A copy of the opinion is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated March 17, 2014, by and among the Company, the Underwriter and the Selling Stockholders

5.1	Opinion of Hogan Lovells US LLP

23.1	Consent of Hogan Lovells US LLP (included in Exhibit 5.1)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	March 21, 2014	/s/ David L. White
David L. White
Senior Vice President, Chief Financial Officer and Treasurer